Exhibit 10.6
Form SB-2
Skypath Networks, Inc.

                          STRATEGIC ALLIANCE AGREEMENT


     This agreement (this "Agreement") is made as of the day of , 2002 by and between WebLink Wireless, Inc., a Delaware corporation ("WebLink"), and Skypath Networks, a corporation ("Reseller").

     WHEREAS, WebLink has constructed a nationwide network for providing traditional one-way paging and messaging services and advanced messaging services; and

     WHEREAS, each party wants to enhance its competitiveness and stockholder value and is therefore entering into this strategic alliance agreement providing each party with certain rights regarding such services;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the terms set forth below will have the following meanings:

     "Administrative Interface" means an interface through which WebLink permits Reseller to access WebLink's administrative system for the purpose of activating, modifying or deactivating the Terminal Based Services of Reseller Customers.

     "Confidential Information" means any and all confidential or proprietary technical and non-technical information marked or disclosed as confidential or proprietary, including, without limitation, information related to trade secret or proprietary inventions, techniques, sketches, drawings, models, know-how, processes, apparatus, equipment, algorithms, software programs, and software source documents; current, future and proposed products and services (including, without limitation, all information concerning research, experimental work, development, design, engineering, procurement requirements, purchasing, manufacturing, prices and costs); network performance; customer lists; financial information; business forecasts and plans; and sales, merchandising and marketing plans and information.

     "FCC" means the Federal Communications  Commission or any successor federal
agency  that  performs   substantially   the  same   functions  as  the  Federal
Communications Commission.

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     "Coverage  Code" means the set of numbers used by WebLink to designate  the coverage area of an end-user of Terminal Based Services.

     "Fees" means the fees and charges set forth on Exhibit A attached hereto.

     "FLEX(R)" means  Motorola's  one-way paging protocol of that name,  version
1.8 or higher.

     "Initial Term" has the meaning set forth in Section 3.4(a).

     "Market" means a region (as defined by WebLink) within the WebLink Coverage Area.

     "Messages" means Receive Messages and Transmit Messages.

     "Message Blocks" means, with respect to NPCS Services, 100 characters (or part thereof) of Payload in a Message. Message Blocks may be either inbound or outbound. A character is seven bits of information.

     "NPCS" means narrowband personal communications services.

     "NPCS Services" means messaging bearing text, numbers, or digitally encoded data of any form, transmitted over narrowband personal communications services as defined under Part 24 of the FCC's rules.

     "One-Way Services" means numeric and alphanumeric one-way paging services.

     "Overblocks" means, with respect to NPCS Services, the number of Message Blocks utilized by a Subscriber Device in excess of the number of Message Blocks included in the base price.

     "Payload" means the message content part of NPCS messages destined to or coming from Subscriber Services. Not included in Payload are the personal address of the device, the ReFLEX25 assigned message sequence numbers (not visible to the end-user) or other control parameters defined in TNPP, WMtp or ReFLEX25.

     "Protocol Compatibility" means the ability to interpret FLEX(R) and ReFLEX25(TM) at WebLink's implemented version level of these protocols. Initially, Protocol Compatibility shall mean the ability to interpret FLEX(R) version 1.8 and ReFLEX25(TM) version 2.6.

     "Receive Messages" means inbound messages transmitted from Subscriber Devices to receivers.

     "ReFLEX25(TM)" means Motorola's NPCS air interface protocol of that name, version 2.6 or higher.

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     "Reseller  Customers"  means those customers of Reseller who have purchased
Services from Reseller directly or through a resale distribution channel.

     "Reseller Number" means any telephone number or capcode owned by Reseller and not assigned by WebLink as a WebLink Number.

     "Services" means Terminal Based Services.

     "Subscriber Devices" means the pagers and other subscriber devices approved in writing by WebLink as a Subscriber Device.

     "Terminal Based Services" means the services described in Section 2.2. Terminal Based Services may be either One-Way Services or NPCS Services.

     "Transmit Messages" means outbound messages transmitted from transmitters to Subscriber Devices.

     "WebLink Coverage Area" means those geographic areas which lie within the broadcast range of WebLink's paging transmitters and, for NPCS Services, also lie within the receive range of its receivers.

     "WebLink  Network"  means  WebLink's  network of  terminals,  transmitters, receivers, VSATs and other equipment utilizing the POCSAG, FLEX(R) and ReFLEX25(TM) protocols for the delivery of messages over radio frequencies licensed to WebLink.

     "WebLink Number" means any telephone number, capcode or e-mail address assigned to a Reseller Customer by WebLink.


                                   ARTICLE II
                                    SERVICES

Section 2.1. Services Provided. WebLink will provide and sell, upon the terms and conditions set forth in this Agreement, the Terminal Based Services selected by Reseller for which Fees are provided in Exhibit A. WebLink will provide the Services only in the geographic areas where it is legally authorized and has the facilities to do so. WebLink may provide and sell Services to others, including end-users and resellers.

Section 2.2.  Terminal Based Services.

     (a)  With Terminal Based Services, WebLink will:

          (i) Permit Reseller to activate, modify and deactivate Reseller Customers via the Administrative Interface for any of the types of services listed under Terminal Based Services in Exhibit A; and

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          (ii) Transmit  over the  WebLink  Network in the  appropriate  WebLink
               Coverage Area the Transmit Messages that are received by WebLink at one of its terminals for Reseller Customers who have been activated in WebLink's administrative system; and

          (iii)If the Terminal Based Services are also NPCS Services, transmit over the WebLink Network the Receive Messages received by WebLink from Subscriber Devices of such Reseller Customers; and

          (iv) Provide the other types of services listed under Additional Terminal Based Services in Exhibit A.

     (b) Neither Reseller nor any Reseller Customer will have any proprietary right in any WebLink Number or service provider identification. WebLink may reassign such WebLink Numbers if they become inactive or if necessary to comply with laws, regulations or business requirements. Similarly, WebLink will have no proprietary right in any Reseller Number.

Section 2.3. Purchase of Subscriber Devices. Reseller may purchase Subscriber Devices from WebLink subject to (i) availability, (ii) prices and payment and delivery terms mutually agreed upon at the time of purchase, and (iii) the terms and conditions of this Agreement. Any terms and conditions of any purchase order submitted by Reseller that are inconsistent with this Agreement shall be void unless expressly agreed to by WebLink in writing.


                                   ARTICLE III
                          PRICES, PAYMENTS, TERM, ETC.

Section 3.1. Prices.

     (a) In exchange for the Services and the performance by WebLink of its other obligations pursuant to this Agreement, Reseller will pay to WebLink the Fees set forth in Exhibit A attached hereto. If WebLink provides Services to Reseller for which no Fees are set forth on Exhibit A, then Reseller will pay WebLink's standard retail prices for such Services.

     (b) WebLink may change the Fees no more than once every calendar year. WebLink will notify Reseller in writing at least 60 days before any changes are effective.

Section 3.2. Invoices and Payment.

     (a) WebLink will bill Reseller for Terminal Based Services monthly in advance, itemizing all charges. Fees for the first and last months of service to a Reseller Customer will be prorated in accordance with the amount of time the Reseller Customer is active in WebLink's administrative system.

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     (b) Each invoice shall include all taxes and  assessments  of whatever kind applicable to the Services furnished by WebLink hereunder. If Reseller has supplied WebLink with a tax exemption certificate, WebLink shall not assess any taxes covered by such exemption certificate. WebLink shall supply Reseller with its bill for Services in the form of a floppy disk or magnetic tape in a format mutually agreed upon between the parties. Reseller's payment is due within 30 days after receipt of the invoice. Any balance not paid within 30 days after receipt of the invoice will bear interest from the invoice date until paid at the lesser of (i) 1.5% per month, or (ii) the maximum rate permitted by law. Payment of such invoices is not in any way dependent upon payment by Reseller Customers of invoices submitted to them by Reseller.

     (c) If Reseller, in good faith, disputes any charges, Reseller must within 30 days after receipt of the invoice, notify WebLink in writing stating the invoice number, the specific items and amounts disputed ("Disputed Amounts") and a reasonably detailed factual basis for the dispute. WebLink and Reseller shall promptly confer and cooperate to resolve the dispute as quickly as possible. WebLink will respond to Reseller in writing within 30 days after WebLink receives Reseller's notice of dispute (the "Dispute Period"). Notwithstanding the provisions of Section 3.2(b), during the Dispute Period Reseller may withhold payment of up to 5% of the invoice amount, not including carry over balances (the "Withheld Amount"), provided that the Withheld Amount is a Disputed Amount and all other amounts due are paid timely in accordance with this Agreement. If after the Dispute Period, WebLink reasonably determines that the Withheld Amount is properly owed to WebLink, Reseller will pay such Withheld Amount, plus interest as provided in Section 3.2(b) above, to WebLink within 30 days after receipt of a written request.

     (d) WebLink will maintain a file of all Reseller Message transactions billed for three months and make such file available for Reseller review.

     (e) In the event WebLink should lose a significant amount of Reseller's Message transaction history in a month, WebLink may elect to invoice Reseller an amount equal to the immediate prior month bill. Reseller agrees to pay such bill unless Reseller can reasonably substantiate that it had a reduced number of Service subscribers, in which case the invoice will be reduced proportionally.

Section 3.3. Pricing of Services to Reseller Customers. Reseller will have the right, in its sole discretion, to determine its marketing and sales strategies, including, but not limited to, the prices to be charged to Reseller Customers for the Services.

Section 3.4. Term and Termination.

     (a) Unless sooner terminated as provided elsewhere herein, this Agreement will have an initial term of five years (the "Initial Term"). Thereafter, this Agreement will be automatically renewed for successive one-year renewal terms unless either party gives the other written notice of nonrenewal at least 90 days prior to the end of the then current term.

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     (b) Either  party may  terminate  this  Agreement  upon notice to the other party if the performance of any material terms of this Agreement has been prohibited by final action of any federal, state or local court or governmental or regulatory body, and the deletion or modification of such material terms would preclude the parties from performing this Agreement.

     (c) If the parties terminate this Agreement for any reason (except for an uncured monetary breach by Reseller or pursuant to paragraph (b) of this Section), any Reseller Customers receiving Services under this Agreement shall continue to receive Service from WebLink for up to 24 months from the termination date (the "Termination Date"), provided that Reseller shall continue to perform its obligations applicable to the continuation of Services in accordance with the terms of this Agreement. From the Termination Date, Reseller shall pay WebLink the Fees in effect from time to time. WebLink may change the Fees at any time by notifying Reseller in writing at least 60 days before the changes are effective. After the Termination Date, Reseller shall not add any Reseller Customers to the Services, unless otherwise agreed by the parties in writing. If Reseller defaults under the terms of this paragraph or this Agreement, then WebLink may immediately terminate all Services to Reseller
Customers. This section shall survive a termination or expiration of this Agreement. The termination of this Agreement for any reason will not relieve the parties of any obligations incurred through the Termination Date.

     (d) Subject to Section 3.5(a) and consistent with an orderly wind-down, whether before or after termination of this Agreement, Reseller shall have the right, but not the obligation, to transfer its Reseller Customers to another service provider; provided, however, that no more than 3% of Total Reseller Customers (as defined below) may be transferred, disconnected or churned off the network during any calendar month. Subject to the foregoing, WebLink will cooperate with Reseller in good faith to ensure that the transition of such Reseller Customers to an alternative provider is handled in a timely fashion with no interruption in services. The term "Total Reseller Customers" means the total number of Reseller Customers on the last day of the month prior to the month in which Reseller begins to transfer Reseller Customers as permitted by this paragraph.

Section 3.5. Exclusivity for NPCS Services.

     (a) In consideration of the commitments by WebLink contained herein, and in order to maintain continuity in the provision of NPCS Services to Reseller Customers, Reseller agrees, that for five years from the date hereof, Reseller will not sell any NPCS Services to Reseller Customers utilizing any other NPCS service provider. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Reseller from offering or selling telecommunications services other than NPCS Services, or from selling NPCS Services on a network which is wholly owned by Reseller.

     (b) If Reseller violates paragraph (a) of this Section, WebLink may, in its discretion, immediately increase the Fees charged to Reseller. In addition, Reseller's authority to resell the NPCS Services may immediately (upon the date

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of the breach) be terminated  and  withdrawn.  WebLink may also pursue any other remedy for breach provided in this Agreement or permitted by law or in equity.

Section 3.6. WebLink's Termination Rights and Remedies. WebLink may immediately suspend or terminate the Services in whole or in part or terminate this Agreement for any of the following reasons: (i) if Reseller commits a material breach of any of its obligations under this Agreement, and such breach has not been cured within 10 days for breaches of monetary obligations and within 30 days for breaches of non-monetary obligations after receipt of written notice of such breach from WebLink (or such longer period as may be required to cure such non-monetary breach if, within such 30 days, Reseller commences and diligently pursues cure of such breach); or (ii) if Reseller terminates its existence, discontinues business, has a receiver appointed for any part of its property, or has any proceedings under any bankruptcy, reorganization or similar laws commenced by or against it. The rights and remedies set forth in this Section are not exclusive and are in addition to any other rights and remedies provided by law or in equity.

Section 3.7. Reseller's Termination Rights and Remedies. Reseller may immediately terminate this Agreement for any of the following reasons: (i) if WebLink commits a material breach of any of its obligations under this Agreement, and such breach has not been cured within 30 days after receipt of written notice of such breach from Reseller (or such longer period as may be required to cure such breach if, within such 30 days, WebLink commences and diligently pursues cure of such breach), or (ii) if WebLink terminates its existence, discontinues business, has a receiver appointed for any part of its property, or has any proceedings under any bankruptcy, reorganization or similar laws commenced by or against it. The rights and remedies set forth in this Section are the exclusive remedies of Reseller.

Section 3.8. Interference. Notwithstanding anything to the contrary contained herein, in the event Reseller interferes with WebLink's administrative or telecommunications equipment or facilities in connection with the Administrative Interface or otherwise, WebLink will immediately notify Reseller and the parties shall promptly begin remedial actions. WebLink may, at its discretion, terminate Reseller's access until the interference is eliminated, or take whatever steps are necessary and reasonable to stop the interference. Reseller shall be responsible for any cost associated with eliminating the interference.

Section 3.9. Modification of WebLink Network. WebLink reserves the right to modify the hardware and software comprising the WebLink Network and/or its method of operating the WebLink Network. So long as any such modifications are non-discriminating, WebLink will not have any obligation to reimburse or compensate Reseller for any expense, loss or damage suffered or sustained by Reseller as a result of any decision WebLink makes regarding such a modification.

Section 3.10. Effect of Change in Law or Regulation. Notwithstanding anything to the contrary contained in this Agreement, WebLink may, in its sole discretion, change the prices charged for Services or change the Subscriber Devices or Services provided under this Agreement upon 30 days prior notice to Reseller if WebLink deems such change necessary to comply with applicable law or regulation,

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or if  WebLink  determines  that  a  change  in  applicable  law  or  regulation substantially increases WebLink's operating costs; provided, however, that any such change in price of Services shall be non-discriminatory between Reseller and all of WebLink's other like resellers.

Section 3.11. Denial of Service. WebLink may terminate service to any Reseller Customer whose use of Services (i) is unlawful, fraudulent, excessive or abusive, (ii) interferes with WebLink's ability to provide service to its customers, or (iii) damages WebLink's property.

Section 3.12. Guaranteed Delivery. The terms "guaranteed" or "assured" delivery or messaging (or any terms with similar meaning) apply only to NPCS Services identified by WebLink in any way as guaranteed or assured. Such terms mean that, for a message received into WebLink's advanced messaging network gateways and addressed to a Reseller Customer's Subscriber Device, the network will transmit the message once. If the device and the network are not then communicating, the network will store the message for a predetermined fixed period of time (the "Storage Period"). At any time that the device and network are communicating during the Storage Period, the network will retransmit the message until the device acknowledges receipt of the correct and complete message. WebLink's use of such terms does not constitute a representation or warranty regarding such Services.

Section 3.13. WebLink's Software. Software provided to Reseller by WebLink for the Administrative Interface, if any, will be provided pursuant to WebLink's Software User License.


                                   ARTICLE IV
                           OBLIGATIONS OF THE PARTIES

Section 4.1. Obligations of WebLink. WebLink covenants and agrees as follows:

     (a) From time to time, WebLink will provide in writing to Reseller (i) the protocols necessary for Reseller to maintain Protocol Compatibility, (ii) the hardware, software and other specifications necessary for Reseller to access and utilize the Administrative Interface, (iii) the technical requirements for programming and using Subscriber Devices, and (iv) the list of Subscriber Devices approved by WebLink for use on the WebLink Network.

     (b) Messages of Reseller Customers received by WebLink will be handled with the same priority, accuracy, and geographic coverage as the Messages of like WebLink subscribers.

     (c) WebLink will reasonably cooperate with Reseller to provide Reseller with data in order to assist Reseller in responding to any service complaints from Reseller Customers.

     (d) WebLink will provide Reseller with marketing maps showing the WebLink Coverage Area in camera ready art form, or electronic format, to allow Reseller to produce its own coverage maps and marketing information.

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Section 4.2. Obligations of Reseller. Reseller covenants and agrees as follows:

     (a) Reseller shall purchase from a vendor of its choice the Subscriber Devices to be supplied to Reseller Customers. Any Subscriber Devices supplied by Reseller shall be compatible with the WebLink Network and shall be FLEX(R), ReFLEX25(TM) or other compatible format approved by WebLink. The types of Subscriber Devices supplied to Reseller Customers must be pre-approved by WebLink in writing. Should a significant compatibility issue be discovered in a previously approved Subscriber Device such that WebLink removes it from the list of approved devices then, after written notice from WebLink, Reseller will be responsible for the upgrade or replacement of such active units (provided WebLink no longer allows its own customers to use those Subscriber Devices). WebLink will have no obligation to repair or replace Subscriber Devices of Reseller Customers.

     (b) Reseller or its customers will be solely responsible for providing all local and long distance telecommunications services and communications hardware and software necessary to access the Administrative Interface. Reseller will comply with the protocols, requirements and specifications provided by WebLink pursuant to Section 4.1(a), and will maintain its operations and the active Subscriber Devices of Reseller Customers so that Protocol Compatibility is maintained.

     (c) Reseller will utilize its access to the WebLink Network and WebLink administrative system solely for the purposes authorized by this Agreement. Reseller will not input or delete any information from the WebLink administrative system except information that relates solely to Reseller Customers. Reseller will not attempt to cause WebLink to send Transmit Messages to any customer of Reseller other than a Reseller Customer.

     (d) Reseller will market and sell Services in its own name to the Reseller Customers and will not use WebLink's tradenames, marks, or logos to identify such services without WebLink's express written approval. Reseller will not misrepresent the Services to Reseller Customers.

     (e) Reseller will provide WebLink with a rolling four-quarter quarterly written forecast of its unit growth by Market to assist WebLink in spectrum planning. Such forecast shall be provided no later than the fifth (5th) day of each calendar quarter in a form acceptable to WebLink.

     (f) Reseller may grant its agents and resellers the right to market, promote and resell Services; provided, however, that Reseller shall be responsible for such agent's and reseller's compliance with all terms of this Agreement.

                                    ARTICLE V
                                 INDEMNIFICATION

Section 5.1. Indemnification.

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     (a) Reseller will  indemnify and hold harmless  WebLink and its  affiliates and their agents, employees, officers, directors, successors and assigns from and against all liabilities and expenses, including reasonable attorneys fees ("Liabilities"), arising out of any (i) claim by Reseller Customers involving the use, condition or operation of any Subscriber Devices or the use of the Services, (ii) material breach of this Agreement by Reseller, (iii) advertising, guarantees or warranties provided by Reseller to Reseller Customers, or (iv) violation of law or regulation applicable to Reseller, excluding Liabilities arising out of, or in connection with, any negligence or willful misconduct of WebLink. WebLink shall indemnify and hold Reseller and its affiliates and their agents, employees, officers, directors, successors and assigns from and against all Liabilities arising out of, or in connection with, any (i) claim by WebLink customers (excluding Reseller and its customers) involving the use, condition or operation of any Subscriber Devices or the use of the services purchased by them from WebLink, (ii) material breach of this Agreement by WebLink, or (iii) violation of law or regulation applicable to WebLink, excluding Liabilities arising out of, or in connection with, any negligence or willful misconduct of Reseller. These indemnities shall survive the termination of this Agreement.

     (b) If any claim or demand for which an indemnifying party would be liable to an indemnified party hereunder is asserted against an indemnified party by a third party, the indemnified party will with reasonable promptness notify the indemnifying party of such claim or demand (the "Claim Notice"). The indemnifying party will not be obligated to indemnify the indemnified party with respect to any such claim or demand if the failure of the indemnified party to promptly notify the indemnifying party of such a claim or demand materially prejudices the indemnifying party's ability to defend against the claim or demand. The indemnifying party will have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the indemnified party (i) whether or not it disputes the liability of the indemnifying party to the indemnified party with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the indemnifying party, to defend the indemnified party against such claim or demand; provided, however, that any indemnified party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the indemnifying party and not materially prejudicial to the indemnifying party. In the event that the indemnifying party notifies the indemnified party within the Notice Period that it desires to defend the indemnified party against such claim or demand, the indemnifying party will have the right to defend by all appropriate proceedings. The indemnified party may also participate in the defense of such actions by employing counsel at the indemnified party's expense. The indemnified party will not settle any claim or consent to the entry of any judgment without the prior written consent of the indemnifying party.

                                   ARTICLE VI
                          LIMITATIONS AND DISCLAIMERS

Section 6.1. Limitation of Liability. Reseller acknowledges that pages and messages may be lost or garbled for many reasons, such as dialing errors, power failures, communications network equipment failures, electronic interference and the recipient's Subscriber Device being turned off or outside the coverage area or having a weak battery. This Section applies notwithstanding any other

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provisions  of this  Agreement.  NEITHER  PARTY  SHALL BE LIABLE FOR ANY DAMAGES
ARISING OUT OF (i) LATENT OR PATENT  SUBSCRIBER  DEVICE OR SERVICE  DEFECTS,  OR
(ii) LOSS OF USE OF ANY OF THE SUBSCRIBER DEVICES OR SERVICES, OR (iii) THE CONTENT OF ANY MESSAGE, OR (iv) ANY FAILURE OR DELAY IN THE TRANSMISSION OF RECEIPT OF A MESSAGE; OR (v) ANY INTERCEPTION OR UNAUTHORIZED DISCLOSURE OF A MESSAGE. NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS OR EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE SUBSCRIBER DEVICES, OR THE SERVICES. IF ANY LIMITATION OF LIABILITY SET FORTH HEREIN IS UNENFORCEABLE OR INAPPLICABLE FOR ANY REASON, WEBLINK'S MAXIMUM AGGREGATE LIABILITY TO RESELLER UNDER ANY LEGAL THEORY (INCLUDING ITS OWN NEGLIGENCE) FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE SUBSCRIBER DEVICES OR THE SERVICES WILL NOT EXCEED THE LESSER OF THE ACTUAL DIRECT DAMAGES SUFFERED BY RESELLER OR THE AMOUNT PAID BY RESELLER FOR THE SERVICE AND SERVICE PERIOD OUT OF WHICH THE CLAIM AROSE.

Section 6.3. Disclaimer of Warranties. THE REPRESENTATIONS AND WARRANTIES OF WEBLINK SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE EXPRESSLY EXCLUDED. RESELLER ACKNOWLEDGES THE LACK OF SUCH WARRANTIES AND AGREES TO ENTER INTO THIS AGREEMENT UPON SUCH TERMS.

Section 6.4. DTPA Waiver. Reseller waives the provisions of Chapter 17, Subchapter E, Section 17.41 through 17.63 inclusive (other than Section 17.555, which is not waived) of the Texas Business and Commerce Code, generally known as the "Deceptive Trade Practices-Consumer Protection Act," a law which grants consumers special rights and protection. It is the intent of Reseller that the rights and remedies with respect to this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices-Consumer Protection Act. Reseller represents and warrants to WebLink that Reseller (i) is a business consumer, (ii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the subject transaction,
(iii) is not in a significantly disparate bargaining position with respect to the subject transaction, (iv) has been represented by legal counsel in connection with the referenced transactions, and (v) has assets of $5 million or more according to its most recent financial statements prepared in accordance with generally accepted accounting principles. Reseller has waived its rights pursuant to the Deceptive Trade Practices-Consumer Protection Act without duress or coercion and fully acknowledges and understands the effect of the waiver. This waiver will survive the termination of this Agreement.

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                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1. Non-Disclosure.  Each party agrees as follows:

     (a) The recipient of Confidential Information will not disclose to third parties or make use of, disseminate, or in any way circulate within its own organization (except to employees or agents on a need to know basis) any Confidential Information which is supplied to or obtained by it in writing, orally or by observation, except as contemplated by this Agreement and except for any other purpose the disclosing party may hereafter authorize in writing.

     (b) The recipient of Confidential Information shall disclose such Confidential Information only to those of its employees or agents who need to know such information who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Section.

     (c) The recipient of Confidential Information shall treat all Confidential Information with the same degree of care as it accords to its own Confidential Information, but in no event less than reasonable care.

     (d) The obligations of a recipient of Confidential Information under subsections (a) through (c) shall terminate when such Confidential Information:

          (i)  enters  the  public   domain   subsequent  to  the  time  it  was
               communicated by the disclosing party through no fault of the recipient;

          (ii) has  entered  the  public   domain  prior  to  the  time  it  was
               communicated to the recipient by the disclosing party;

          (iii)was in the possession of the recipient free of any obligation of confidence at the time it was communicated to the recipient;

          (iv) was  rightfully   communicated  to  the  recipient  free  of  any
               obligation   of   confidence   subsequent  to  the  time  it  was
               communicated to the recipient by the disclosing party;

          (v)  was   developed  by   employees   or  agents  of  the   recipient
               independently  of  and  without   reference  to  any  information
               communicated to the recipient by the disclosing party;

          (vi) was communicated by the disclosing party to an unaffiliated third party free of any obligation of confidence; or

          (vii)was communicated in response to a valid order by a court or governmental body or as otherwise required by law, or to establish the rights of either party under this Agreement.

     (e) All Confidential Information furnished in written or documentary form, including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists, shall remain the property of the disclosing party and shall be returned to the disclosing party or destroyed promptly at its request, together with any copies or modifications thereof or extracts therefrom.

     (f) Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

     (g) Since unauthorized use, transfer or disclosure of the Confidential Information will diminish the value to the owner of the proprietary interests that are the subject of this Agreement, if a recipient of Confidential Information breaches any of its obligations hereunder, the disclosing party shall be entitled to seek equitable relief to protect its interests, including, but not limited to, injunctive relief, as well as money damages. The rights and remedies of the disclosing party set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by law or in equity.

Section 7.2. Announcements. The parties to this Agreement will consult and confer with one another prior to making any public announcement concerning, mentioning or describing any of the transactions contemplated in this Agreement (including the fact the parties have entered into this Agreement) wherein a party's name, logos, and marks are used or can be reasonably inferred and shall cooperate with each other to issue joint press releases in connection with the execution of this Agreement. Any consent required under this section may be withheld in a party's sole and absolute discretion, unless such disclosure is required by law.

Section 7.3. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF TEXAS (EXCLUDING CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT POSSIBLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS. THE PARTIES CONSENT TO JURISDICTION OF AND VENUE IN THE COURTS IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY AND ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY OR ITS PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS, OR (iii) SUCH COURTS ARE IN AN INCONVENIENT FORUM.

Section 7.4. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage

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

prepaid, or transmitted by overnight delivery, hand delivery, telegram or facsimile transmission addressed as follows:

      If to WebLink:              3333 Lee Parkway
                                  Suite 100
                                  Dallas, Texas 75219-5111
                                  Facsimile Number: (214) 765-4903
                                  Attn:  Vice President, Carrier Services

      with a copy (which will
      not constitute notice) to:  3333 Lee Parkway
                                  Suite 100
                                  Dallas, Texas  75219-5111
                                  Facsimile Number: (214) 765-4962
                                  Attn: General Counsel

      If to Reseller :            Skypath Networks
                                  One Cookson Place
                                  Providence, RI 02903
                                  Facsimile Number: ________________
                                  Attn: ____________________________

      with a copy (which will
      not constitute notice) to:  __________________________________
                                  __________________________________
                                  __________________________________
                                  Facsimile Number: ________________
                                  Attn: ____________________________

Any party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the confirmation of delivery being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation. Notices delivered after 5:00PM will be deemed delivered on the next business day (Monday through Friday excluding federal bank holidays).

Section 7.5. Gender. Words of any gender used in this Agreement will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

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

Section 7.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

Section 7.7. Severability. If any provision of this Agreement is unenforceable, such provision shall be reformed to the extent necessary to be enforceable. If the unenforceable provision cannot be reformed, this Agreement will be construed as if not containing the unenforceable provision.

Section 7.8. Third Parties. Except as set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

Section 7.9. Assignment. Neither this Agreement nor any rights under this Agreement may be assigned without the prior written consent of the other party (which will not be unreasonably withheld), and then only to an assignee that agrees in writing to assume the rights and obligations of the assignor; provided, however, that either party may assign this Agreement without the other party's consent to any affiliate or subsidiary of such party. Any attempted assignment in violation of this Section will be void.

Section 7.10. Relationship of Parties. Each party's relationship to the other is that of independent contractor. Neither party is the partner, employee, dealer or agent of the other, and neither party will represent itself to others as such. Neither party will use the name of the other or any trademark, tradename or copyright of the other party without its prior express written consent.

Section 7.11. Force Majeure. Neither party shall be liable to the other for any delay or failure by such party to perform its obligations under this Agreement or otherwise if such delay or failure arises from any cause beyond the reasonable control of such party, including, without limitation, labor disputes, strikes, acts of God, floods, lightning, shortages of materials, rationing, utility or communication failures, earthquakes, casualty, war, acts of the public enemy, riots, insurrections, embargoes, blockades or regulation or orders of governmental authorities. If a party shall be delayed or prevented from performing this Agreement due to any cause beyond its reasonable control, such delay shall be excused during the continuance of such delay and the period of performance shall be extended to the extent necessary to enable such party to perform its obligations after the cause of such delay has been removed.

Section 7.12. Customer Information. The Reseller Customers and all related customer and account information shall be the exclusive property of Reseller; provided, however, nothing contained in this Agreement shall prevent WebLink from contacting such Reseller Customers and/or continuing the NPCS Services described herein to such Reseller Customers in the event that Reseller is liquidated, dissolved, rendered insolvent or files for protection under the bankruptcy laws (whether such filing is voluntary or involuntary).

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

Section 7.13. Laws, Rules and Regulations. The parties to this Agreement agree to comply with all applicable laws and regulations. This Agreement is subject and subordinate to all laws, rules, regulations and ordinances relative to, among other things, the provision of wireless messaging services, including, but without limitation, the Communications Act of 1934 and all rules and regulations promulgated thereunder.

Section 7.14. Entire Agreement; Amendment. The term "this Agreement" includes all attached schedules, addenda, appendices and exhibits. This Agreement represents the parties entire agreement and supersedes any prior agreement with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by the party against whom such amendment is to be enforced.

Section 7.15. Arbitration. Any dispute, controversy, or claim ("Claim") between the parties arising out of, or relating to, this Agreement or the breach, termination, or invalidity of this Agreement shall first be resolved through informal discussions between senior managers of each party. If the parties are unable to resolve such Claims informally within thirty (30) days, either party may submit non-monetary Claims to binding arbitration before a single arbitrator selected by the parties who is familiar with the paging and messaging business, but who is not a current shareholder of, or current or former employee, agent, or contractor of, either party. If the parties are unable to agree on an arbitrator, the parties shall each select one arbitrator who will then in turn select the third arbitrator. To the fullest extent permitted by law, the arbitration shall be governed under the Wireless Industry Rules of the American Arbitration Association ("Rules"). The arbitration hearing shall be held in Dallas, Texas, unless all parties to the arbitration mutually agree to a different location. The arbitrator or arbitrators shall forthwith determine the merits of the Claims and shall deliver their decision within ninety (90) days of the date of the arbitration demand. The arbitrator(s) shall have the power to award specific performance and actual direct damages (which may include reasonable attorney's fees and filing fees), but not punitive damages. The award of the arbitrator shall be final and binding, and such judgment may be entered by either party in any court having jurisdiction.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.


      WEBLINK WIRELESS, INC.                   SKYPATH NETWORKS

      By: /s/                                  By:  /s/


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                                    EXHIBIT A

                                      FEES

                               (begins next page)

                      Skypath Networks and WebLink Wireless
                             Proposed Business Model

The following is a general summary of the proposed business model between Skypath Networks and WebLink Wireless:

General Terms
o The contract will have a term of three (3) years with an automatic renewal of the same terms unless either party notifies the other in writing 60 days prior to the automatic term renewal.
o In the ReFLEX text messaging space, Skypath Networks agrees to exclusively offer only WebLink Wireless ReFLEX 25 service during the term of this agreement. Skypath will not offer the same ReFLEX 2-way service from another carrier. The only other ReFLEX carriers are Arch and Skytel.


Product

o    Skypath Networks/Motorola T900 2-way Messaging Device
     o    Cost of the device:  $165.00/unit
     o    Available Colors: Black, Mystic Blue, Aqua Ice and Razberry Ice
o    Private label sticker(s):
     o    Back - Customer Service Sticker - $95.00/thousand + set-up charge
     o    Front  - "Skypath Networks" Sticker - $95.00/thousand + set-up charge
o    WebLink will apply sticker(s) at no charge - maximum of two.
o Standard WebLink Welcome Packet is included with each device at no charge. Custom Welcome Packet quotation is available.

Consumer Service Pricing/Offer(s)

o    Skypath Networks will set all consumer service pricing/offer(s).

Reseller Program

Skypath Networks will have customer ownership. Skypath Networks will accept/process orders, handle returns, bill the consumer for the device/service and provide Tier I customer service. Skypath Networks will establish protocol(s) for delivering customer add/drop information to WebLink to assure database accuracy.

Wholesale Airtime Price:
o    Plan B - North America Coverage - $8.48/month/unit
     o    Includes 500 messages
     o    Overcalls .03/hundred character block
o    Plan C - North America Coverage - $10.95/month/unit
     o    Includes 1000 messages

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


     o    Overcalls .03/hundred character block
o    Plan D - North America Coverage - $15.95/month/unit
     o    Includes 3000 messages
     o    Overcalls .03/hundred character block
o    Remote Email Manager - $1.00/month/unit
o    Basic Voice Mail - $1.50/month/unit

     WebLink's Wholesale Airtime Price includes:
       o    Tier II Customer Service
       o    Standard WebLink "Welcome" Packet
       o    Application of provided custom labels (up to 2)
       o    WebLink Partner Extranet access
       o    Training

Additional Services

WebLink (see prices below) can provide the following additional services to Skypath Networks:
o Product Acquisition, Inventory Management, Device Activation/Provisioning and Fulfillment to consumer - $10.50/unit
     o    Includes USPS freight within the continental United States
o    Returns - $20.00/unit
o    Warranty Exchanges - $20.00/unit

Reseller Program - Order Flow

     (Assumptions: WebLink providing: Product Acquisition, Inventory Management, Device Activation/Provisioning and Fulfillment to consumer, Returns and Warranty Exchanges)

o Consumer purchases Skypath Networks/Manufacturer branded 2-way device/services from Skypath Networks.
o Skypath Networks bills the customer for device/service charges (initial and ongoing).
o Skypath Networks is responsible for any consumer freight charges exceeding USPS amounts if an alternative method of shipment is available.
o Skypath Networks sends consumer orders to WebLink for product activation/provisioning and fulfillment directly to the consumer.
o WebLink will bill Skypath Networks for device costs as product is fulfilled to the consumer.
o WebLink will bill Skypath Networks monthly for additional services provided as well as wholesale airtime charges.
o Skypath Networks will provide Tier I Customer Service with WebLink providing Tier II Customer Service.
o All returns and warranty exchanges will be handled by WebLink and billed to Skypath Networks as processed.
o WebLink Wireless will provide Skypath Networks with password protected WebLink Partner Extranet access at no charge.
o    The device manufacturer handles product warranty.

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

o Skypath Networks will update WebLink's database as needed with customer adds/drops information for database accuracy.

The consumer will activate Remote Email Manager on the Skypath Networks site upon receipt of the activated device. Website content is available on the WebLink Partner Extranet.

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